EXHIBIT 99.1

Interactive Intelligence Reports 2011 Third-Quarter Operating Results
Revenues increase 25 percent and cloud-based contracts more than double

INDIANAPOLIS, Oct. 24, 2011 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of unified IP business communications solutions, has announced operating results for the three and nine months ended Sept. 30, 2011.

The company reported revenues of $52.1 million, an increase of 25 percent over the third quarter of 2010. On a generally accepted accounting principles (GAAP) basis, 2011 third-quarter operating income was $4.7 million, net income was $3.3 million, and diluted earnings per share (EPS) was $0.16, compared to operating income of $5.6 million, net income of $3.5 million, and EPS of $0.19 in the same quarter last year.

On a non-GAAP* basis, operating income was $6.6 million, net income was $5.8 million, and EPS was $0.29 in the third quarter of 2011, compared to operating income of $6.7 million, net income of $7.0 million, and EPS of $0.37 in the third quarter of 2010.

Non-GAAP operating income, net income, and EPS in the 2011 third quarter excluded purchase accounting adjustments of $476,000, or EPS of $0.02; charges for stock-based compensation of $1.4 million, or EPS of $0.07; and non-cash income tax expense of $636,000, or EPS of $0.04. For the third quarter of 2010 these results excluded: charges for stock-based compensation of $1.0 million, or EPS of $0.06; and non-cash income tax expense of $2.4 million, or EPS of $0.12.

Cloud-based orders received during the quarter more than doubled from the 2010 third quarter, increasing to 31 percent of total orders from 18 percent in the same quarter last year. Cloud-based transactions were entered into with 23 customers, up from nine in the 2010 third quarter. If the mix of premise- and cloud-based contracts had been the same in the third quarter of 2011 as they were in the third quarter of 2010, financial results for the third quarter of 2011 would have shown increases in reported results of approximately $4 million in revenues, $3 million in operating income, and $0.15 in EPS.

"There is clearly a market shift toward cloud-based contact centers and we are focused on extending our leadership position in the high end of this segment,” said Interactive Intelligence founder and CEO, Dr. Donald E. Brown. “We manage our business based on winning a customer and the long-term value of that customer. We look beyond the short-term revenue recognition effects of these transactions as we continue the strategy of building an increasing recurring revenue stream.

“We signed the largest deal in the company’s history during this third quarter, a $10 million five-year cloud contract with a peak of 4,200 agent seats and additional opportunities for expansion. We view this transaction with a recognized world-class vendor as yet another demonstration of both the breadth and architectural strength of our offering, particularly at the upper end of the market.”

Cash and investment balances as of Sept. 30, 2011 were $91.0 million. The company has no debt. During the quarter, the company used cash of $9.3 million to acquire CallTime Solutions, a reseller of the Interactive Intelligence solutions throughout Australia and New Zealand.

Deferred revenues increased to $65.7 million and unrecognized future cloud contracts increased to over $29.5 million at Sept. 30, 2011 from $62.1 million in recorded deferred revenues and $22.0 million in future cloud revenues at June 30, 2011.

Results for the first nine months of 2011 included:
-	Total revenues of $151.9 million, a 31 percent increase from $115.7 million in 2010.
-	GAAP operating income of $15.1 million, up from $14.3 million in 2010.
-	Non-GAAP operating income of $20.6 million, compared to $17.3 million in 2010.
-	GAAP net income of $10.2 million or EPS of $0.51, compared to $7.8 million, or EPS of $0.42 in 2010.
-	Non-GAAP net income of $17.6 million, or EPS of $0.88, compared to $16.1 million, or EPS of $0.86 in 2010.

For the first nine months of 2011, non-GAAP net income and EPS excluded charges for purchase accounting adjustment of $1.5 million, or EPS of $0.07; stock-based compensation of $4.0 million, or EPS of $0.20; and non-cash income tax expense of $1.9 million, or EPS of $0.10. For the first nine months of 2010, non-GAAP net income and EPS excluded charges for stock-based compensation of $3.0 million, or EPS of $0.16; and non-cash income tax expense of $5.2 million, or EPS of $0.28.

In the third quarter of 2011 research firm, Frost & Sullivan, honored Interactive Intelligence with its “Company of the Year, Contact Center Systems, North America, 2011” award.

Interactive Intelligence will host a conference call Oct. 24, 2011 at 4:30 p.m. Eastern time (EDT) featuring Dr. Brown and the company’s CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, please dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: "Interactive Intelligence third-quarter earnings call."

The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com. An archive of the teleconference will be posted following the call.

About Interactive Intelligence
Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of unified business communications solutions for contact center automation, enterprise IP telephony, and business process automation. The company’s solutions, which can be deployed via an on-premise or hosted model, include vertical-specific applications for insurance and collections. Interactive Intelligence was founded in 1994 and has more than 4,000 customers worldwide. The company is among Forbes Magazine’s 2011 Best Small Companies in America, and Software Magazine’s 2011 Top 500 Global Software and Services Suppliers. It employs approximately 1,000 people and is headquartered in Indianapolis, Indiana. The company has offices throughout North America, Latin America, Europe, Middle East, Africa and Asia Pacific. Interactive Intelligence can be reached at +1 317.872.3000 or info@inin.com; on the Net: www.inin.com.

*Non-GAAP Measures
The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments and exclude non-cash stock-based compensation expense for stock options, the amortization of certain intangible assets related to acquisitions by the company and non-cash income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and income tax expense is primarily non-cash. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, non-cash income tax expense amounts and amortization of intangibles related to acquisitions can vary significantly between companies, it is useful to compare results excluding these amounts. Management also uses financial statements that exclude stock-based compensation expense related to stock options, non-cash income tax amounts and amortization of intangibles related to acquisitions for its internal budgets.

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among  the factors that could cause actual results to differ materially are the following: rapid technological changes in the industry; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights adequately; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:
Stephen R. Head
Chief Financial Officer
Interactive Intelligence
+1 317.715.8412
steve.head@inin.com

Christine Holley
Senior Director of Market Communications
Interactive Intelligence
+1 317.715.8220
christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Product	$22,190	$20,671	$67,451	$54,772
Recurring	24,185	16,595	66,974	48,842
Services	5,765	4,565	17,426	12,051
Total revenues	52,140	41,831	151,851	115,665
Costs of revenues:
Product	6,689	6,198	19,277	16,499
Recurring	6,479	4,302	17,574	11,768
Services	4,158	2,465	11,789	6,783
Amortization of intangible assets	35	16	105	48
Total cost of revenues	17,361	12,981	48,745	35,098
Gross profit	34,779	28,850	103,106	80,567
Operating expenses:
Sales and marketing	15,223	12,106	44,700	33,938
Research and development	9,243	7,193	26,104	20,563
General and administrative	5,326	3,935	16,445	11,784
Amortization of intangible assets	302	9	760	28
Total operating expenses	30,094	23,243	88,009	66,313
Operating income	4,685	5,607	15,097	14,254
Other income (expense):
Interest income, net	165	120	300	229
Other income (expense)	172	337	262	(1,028)
Total other income (expense)	337	457	562	(799)
Income before income taxes	5,022	6,064	15,659	13,455
Income tax expense	1,741	2,561	5,456	5,629
Net income	$3,281	$3,503	$10,203	$7,826

Net income per share:
Basic	$0.17	$0.20	$0.55	$0.45
Diluted	0.16	0.19	0.51	0.42

Shares used to compute net income per share:
Basic	18,816	17,524	18,648	17,431
Diluted	19,946	18,695	19,890	18,731

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Net income, as reported	$3,281	$3,503	$10,203	$7,826
Purchase accounting adjustments:
Increase to revenues:
Recurring	64	-	162	8
Services	-	1	48	4
Reduction of operating expenses:
Customer Relationships	257	9	625	27
Technology	35	16	105	48
Non-compete agreements	45	-	135	-
Acquisition Costs	75	-	407	-
Total	476	26	1,482	87
Non-cash stock-based compensation expense:
Cost of recurring revenues	119	68	328	159
Cost of services revenues	36	18	71	69
Sales and marketing	458	332	1,283	974
Research and development	392	285	1,196	881
General and administrative	406	326	1,126	922
Total	1,411	1,029	4,004	3,005
Non-cash income tax expense	636	2,410	1,912	5,198
Non-GAAP net income	$5,804	$6,968	$17,601	$16,116

Operating income, as reported	$4,685	$5,607	$15,097	$14,254
Purchase accounting adjustments	476	26	1,482	87
Non-cash stock-based compensation expense	1,411	1,029	4,004	3,005
Non-GAAP operating income	$6,572	$6,662	$20,583	$17,346

Diluted EPS, as reported	$0.16	$0.19	$0.51	$0.42
Purchase accounting adjustments	0.02	0.00	0.07	0.00
Non-cash stock-based compensation expense	0.07	0.06	0.20	0.16
Non-cash income tax expense	0.04	0.12	0.10	0.28
Non-GAAP diluted EPS	$0.29	$0.37	$0.88	$0.86

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2011	2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,629	$48,300
Short-term investments	44,162	37,582
Accounts receivable, net	43,020	36,130
Deferred tax assets, net	4,333	5,499
Prepaid expenses	12,292	7,456
Other current assets	4,258	4,989
Total current assets	132,694	139,956
Long-term investments	22,230	-
Property and equipment, net	13,898	10,336
Deferred tax assets, net	1,580	2,765
Goodwill	23,914	11,371
Intangible assets, net	15,171	11,001
Other assets, net	1,091	803
Total assets	$210,578	$176,232

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$16,017	$16,364
Accrued compensation and related expenses	7,191	6,553
Deferred product revenues	5,826	3,350
Deferred services revenues	49,867	43,281
Total current liabilities	78,901	69,548
Long-term deferred revenues	9,963	7,420
Other long-term liabilities	350	-
Total liabilities	89,214	76,968

Shareholders' equity:
Preferred stock	-	-
Common stock	189	182
Additional paid-in-capital	115,841	103,837
Accumulated other comprehensive loss	(404)	(290)
Retained earnings (accumulated deficit)	5,738	(4,465)
Total shareholders' equity	121,364	99,264
Total liabilities and shareholders' equity	$210,578	$176,232

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010

Operating activities:
Net income	$10,203	$7,826
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and other non-cash items	4,968	3,219
Stock-based compensation expense	4,004	3,002
Tax benefits from stock-based payment arrangements	(1,658)	(4,528)
Deferred income tax	828	(56)
Accretion of investment income	(1,261)	(407)
Changes in operating assets and liabilities:	-	-
Accounts receivable	(4,011)	(325)
Prepaid expenses	(4,802)	(1,778)
Other current assets	623	(1,104)
Other assets	(288)	(82)
Accounts payable and accrued liabilities	760	7,143
Accrued compensation and related expenses	(2,597)	723
Deferred product revenues	2,445	(717)
Deferred services revenues	7,410	4,309
Net cash provided by operating activities	16,624	17,225

Investing activities:
Sales of available-for-sale investments	55,596	15,565
Purchases of available-for-sale investments	(83,083)	(34,678)
Purchases of property and equipment	(7,439)	(3,540)
Acquisition, net of cash	(13,376)	-
Net cash used in investing activities	(48,302)	(22,653)

Financing activities:
Proceeds from stock options exercised	5,962	1,830
Proceeds from issuance of common stock	387	261
Tax benefits from stock-based payment arrangements	1,658	4,528
Net cash provided by financing activities	8,007	6,619

Net increase (decrease) in cash and cash equivalents	(23,671)	1,191
Cash and cash equivalents, beginning of period	48,300	48,497
Cash and cash equivalents, end of period	$24,629	$49,688

Cash paid during the period for:
Interest	$2	$1
Income taxes	2,539	716

Other non-cash item:
Purchases of property and equipment payable at end of period	$14	$22

Condensed Consolidated Statements of Income - GAAP
(in thousands, except per share amounts)
(unaudited)
	2010					2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total

Revenues:
Product	$15,786	$18,315	$20,671	$25,045	$79,817	$20,766	$24,495	$22,190	$67,451
Recurring	15,925	16,322	16,595	19,898	68,740	20,746	22,043	24,185	66,974
Services	3,312	4,174	4,565	5,707	17,758	6,218	5,443	5,765	17,426
Total revenues	35,023	38,811	41,831	50,650	166,315	47,730	51,981	52,140	151,851
Costs of revenues:
Product	4,799	5,502	6,198	7,369	23,868	6,196	6,392	6,689	19,277
Recurring	3,423	4,043	4,302	5,223	16,991	5,282	5,813	6,479	17,574
Services	2,174	2,144	2,465	3,005	9,788	3,712	3,919	4,158	11,789
Amortization of intangibles	16	16	16	35	83	35	35	35	105
Total cost of revenues	10,412	11,705	12,981	15,632	50,730	15,225	16,159	17,361	48,745
Gross profit	24,611	27,106	28,850	35,018	115,585	32,505	35,822	34,779	103,106
Operating expenses:
Sales and marketing	10,352	11,480	12,106	13,134	47,072	14,157	15,320	15,223	44,700
Research and development	6,425	6,945	7,193	7,786	28,349	8,147	8,714	9,243	26,104
General and administrative	3,836	4,013	3,935	4,800	16,584	5,095	6,024	5,326	16,445
Amortization of intangibles	9	9	9	184	211	184	274	302	760
Total operating expenses	20,622	22,447	23,243	25,904	92,216	27,583	30,332	30,094	88,009
Operating income	3,989	4,659	5,607	9,114	23,369	4,922	5,490	4,685	15,097
Other income (expense):
Interest income, net	42	67	120	111	340	43	92	165	300
Other income (expense)	(775)	(590)	337	(118)	(1,146)	(166)	256	172	262
Total other income (expense)	(733)	(523)	457	(7)	(806)	(123)	348	337	562
Income before income taxes	3,256	4,136	6,064	9,107	22,563	4,799	5,838	5,022	15,659
Income tax expense	1,388	1,680	2,561	2,033	7,662	1,704	2,011	1,741	5,456
Net income	$1,868	$2,456	$3,503	$7,074	$14,901	$3,095	$3,827	$3,281	$10,203

Net income per share:
Basic	$0.11	$0.14	$0.20	$0.39	$0.85	$0.17	$0.20	$0.17	$0.55
Diluted	0.10	0.13	0.19	0.37	0.79	0.16	0.19	0.16	0.51

Shares used to compute net income per share:
Basic	17,320	17,445	17,524	17,956	17,563	18,417	18,707	18,816	18,563
Diluted	18,708	18,772	18,695	19,302	18,894	19,780	19,933	19,946	19,860

Supplemental Data
(Dollars in thousands)

Margins (GAAP):
Product	69.6%	70.0%	70.0%	70.6%	70.1%	70.2%	73.9%	69.9%	71.4%
Recurring	78.5%	75.2%	74.1%	73.8%	75.3%	74.5%	73.6%	73.2%	73.8%
Services	34.4%	48.6%	46.0%	47.3%	44.9%	40.3%	28.0%	27.9%	32.3%
Overall	70.3%	69.8%	69.0%	69.1%	69.5%	68.1%	68.9%	66.7%	67.9%

Year-over-year Revenue Growth (GAAP):
Product	20.7%	10.6%	32.5%	38.5%	26.0%	31.5%	33.7%	7.3%	97.8%
Recurring	18.8%	23.2%	15.7%	34.4%	23.2%	30.3%	35.1%	45.7%	107.7%
Services	10.7%	35.0%	41.6%	91.3%	44.5%	87.7%	30.4%	26.3%	132.8%
Overall	18.8%	18.0%	26.1%	41.2%	26.6%	36.3%	33.9%	24.6%	105.7%

Orders:
Over $1 million	3	2	9	5	19	3	5	3	11
Between $250,000 and $1 million	11	18	16	26	71	24	27	14	65

Number of new customers	71	62	48	77	258	65	81	54	200

Average new customer order:
Overall	$135	$178	$318	$225	$206	$275	$245	$316	$272
Cloud-based	535	446	617	139	401	488	282	3,691	733

GAAP to Non-GAAP Reconciliation
(in thousands, except per share amounts)
(unaudited)
	2010					2011
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Net income, as reported	$1,868	$2,456	$3,503	$7,074	$14,901	$3,095	$3,827	$3,281	$10,203
Purchase accounting adjustments:
Increase to revenues:
Recurring	7	1	-	80	88	59	39	64	162
Services	2	1	1	-	4	31	17	-	48
Reduction of operating expenses:
Customer Relationships	9	9	9	139	166	139	229	257	625
Technology	16	16	16	35	83	35	35	35	105
Non-compete agreements	-	-	-	45	45	45	45	45	135
Acquisition Costs	-	-	-	89	89	201	131	75	407
Total	34	27	26	388	475	510	496	476	1,482
Non-cash stock-based compensation expense:
Cost of recurring revenues	31	60	68	68	227	105	103	119	327
Cost of services revenues	48	3	18	25	94	25	11	36	72
Sales and marketing	324	318	332	256	1,230	392	433	458	1,283
Research and development	298	298	285	297	1,178	408	395	392	1,195
General and administrative	311	285	326	328	1,250	388	333	406	1,127
Total	1,012	964	1,029	974	3,979	1,318	1,275	1,411	4,004
Non-cash income tax expense	1,241	1,547	2,410	1,978	7,176	549	727	636	1,912
Non-GAAP net income	$4,155	$4,994	$6,968	$10,414	$26,531	$5,472	$6,325	$5,804	$17,601

Operating income, as reported	$3,989	$4,659	$5,607	$9,114	$23,369	$4,922	$5,490	$4,685	$15,097
Purchase accounting adjustments	34	27	26	388	475	510	496	476	1,482
Non-cash stock-based compensation expense	1,012	964	1,029	974	3,979	1,318	1,275	1,411	4,004
Non-GAAP operating income	$5,035	$5,650	$6,662	$10,476	$27,823	$6,750	$7,261	$6,572	$20,583

Diluted EPS, as reported	$0.10	$0.13	$0.19	$0.37	$0.79	$0.16	$0.19	$0.16	$0.51
Purchase accounting adjustments	0.00	0.00	0.00	0.03	0.03	0.03	0.02	0.02	0.07
Non-cash stock-based compensation expense	0.05	0.05	0.06	0.05	0.21	0.07	0.06	0.07	0.20
Non-cash income tax expense	0.07	0.08	0.12	0.10	0.37	0.02	0.04	0.04	0.10
Non-GAAP diluted EPS	$0.22	$0.26	$0.37	$0.55	$1.40	$0.28	$0.31	$0.29	$0.88

Currency Component
(dollars in thousands)

Revenue:
Currency	Currency Component for the Quarter Ended September 30, 2011	Currency Exchange Rate into USD as of September 30, 2011	Impact of 1% Change in Exchang Rate per $100 million in Revenue
USD	79%	-	$-
Euro	11%	1.3598	149,578
GBP	4%	1.5628	62,512
AUD	3%	0.9793	29,379
CAD	2%	0.9684	19,368
Other	1%	Insignificant	-
	100%		$260,837

Expense:
Currency	Currency Component for the Quarter Ended September 30, 2011	Currency Exchange Rate into USD as of September 30, 2011	Impact of 1% Change in Exchange Rate per $100 million in Revenue
USD	83%	-	$-
Euro	5%	1.3598	67,990
GBP	4%	1.5628	62,512
AUD	3%	0.9793	29,379
CAD	2%	0.9684	19,368
Other	3%	Insignificant	-
	100%		$179,249